EXHIBIT 99.1

I hereby consent to being identified as a director designee in the Registration Statement on Form S-1 of Symmetry Medical Inc., and all pre and post-effective amendments thereto.

/s/ Francis T. Nusspickel
Francis T. Nusspickel

Date: May 28, 2004